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                                                                     Exhibit 10J

                             EXECUTIVE DEFERRAL PLAN


                                       OF


                  TRUSTMARK NATIONAL BANK, JACKSON, MISSISSIPPI

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                  TRUSTMARK NATIONAL BANK, JACKSON, MISSISSIPPI





                                TABLE OF CONTENTS



Article                              Subject                                Page
-------                              -------                                ----


   I                      Definitions and Construction                         1

  II                      Eligibility and Participation                        4

 III                      Death Benefit                                        4

  IV                      Retirement Benefit                                   5

   V                      Beneficiary                                          6

  VI                      Source of Benefits                                   6

 VII                      Termination of Employment                            7

VIII                      Termination of Participation                         8

  IX                      Termination, Amendment, Modification,
                            or Supplement of Plan                              8

   X                      Other Benefits and Agreements                        9

  XI                      Restrictions on Alienation of Benefits               9

 XII                      Administration of this Plan                         10

XIII                      Named Fiduciary and Claims Procedure                11

 XIV                      Adoption of Plan by Subsidiary,
                            Affiliated or Associated Companies                13

  XV                      Miscellaneous                                       13

                          Plan Agreement                                     I-1

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                             EXECUTIVE DEFERRAL PLAN

                                       OF

                  TRUSTMARK NATIONAL BANK, JACKSON, MISSISSIPPI


                           PURPOSE AND EFFECTIVE DATE

         The purpose of the Executive Deferral Plan of Trustmark National Bank, Jackson, Mississippi is to provide specified benefits to a select group of management and highly compensated Employees who contribute materially to the continued growth, development and future business success of Trustmark National Bank, Jackson, Mississippi. It is the intention of Trustmark National Bank, Jackson, Mississippi that this program and the individual plans established hereunder be administered as unfunded welfare benefit plans established and maintained for a select group of management or highly compensated Employees. The effective date of this Plan is January 1, 1993, amended and restated as of January 1, 1996, and is further amended and restated as of January 1,1999.

                                    ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

     1.1 Definitions. For purposes of this Plan, the following phrases or terms shall have the indicated meanings unless otherwise clearly apparent from the context:

         (a) "Beneficiary" shall mean the person, persons or estate of a Participant, entitled to receive any benefits subsequent to the death of a Participant under a Plan Agreement entered into in accordance with the terms of this Plan.

         (b)      "Beneficiary  Designation"  shall  mean  the  form of  written
                  agreement,   attached   hereto  as  Annex  II,  by  which  the
                  Participant names the Beneficiary(ies) of the Plan.

         (c) "Board of Directors" shall mean the Board of Directors of Trustmark National Bank, Jackson, Mississippi unless otherwise indicated or the context otherwise requires.

         (d) "Committee" shall mean the Employee Benefits Committee appointed to manage and administer the Plan and individual Plan Agreements in accordance with the provisions of Article XII hereof.

         (e)      "Bank"   shall  mean   Trustmark   National   Bank,   Jackson,
                  Mississippi and any Subsidiary that duly adopts the Plan as provided in Article XIV hereof. Where the context dictates, the term "Bank" as used herein refers to the particular Bank that has entered into a Plan Agreement with a particular Participant.
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         (f)      "Covered  Salary" shall mean the amount specified in Item 1 of the Plan Agreement that is used as a basis for computation of Participant's Death and Retirement Benefits pursuant to the terms and conditions of the Plan.

         (g) "Employee" shall mean any person who is in the full time employment of the Bank or Subsidiary, as determined by the personnel rules and practices of the Bank or a Subsidiary.

         (h) "Normal Retirement Date" shall be the first day of the month following the month in which the Participant attains his or her sixty-fifth (65th) birthday.

         (i) "Early Retirement Date" shall be the date of Participant's Retirement prior to his or her Normal Retirement Date which may occur on the first day of any month following the month in which the Participant attains his or her fifty-fifth (55th) birthday and has completed five (5) full years of participation in the Plan.

         (j) "Participant" shall mean an Employee who is selected and elects to participate in the Plan through the execution of a Plan Agreement in accordance with the provisions of Article II.

         (k) "Plan" shall mean the Executive Deferral Plan of Trustmark National Bank, Jackson, Mississippi as amended from time to time.

         (l) "Plan Agreement" shall mean the form of written agreement, attached hereto as Annex I, which is entered into from time to time by and between the Bank and an Employee selected to become a Participant as a condition to participation in the Plan. Each Plan Agreement executed by a Participant shall provide for the entire benefit to which such Participant is entitled under the Plan, and the Plan Agreement bearing the latest date shall govern such entitlement.

         (m) "Retirement" and "Retire" shall mean severance of employment with the Bank at or after the attainment of his or her Normal Retirement Date or, with the consent of the Committee, at or after attainment of his or her Early Retirement Date.

         (n) "Just Cause" shall mean theft, fraud, embezzlement or willful misconduct causing significant property damage to the Bank or personal injury to another employee.

         (o)      "Disability"  or "Disabled",  as used herein,  means permanent
                  and/or  total   Disability  of  the  person  referred  to,  as
                  determined by the Committee in its sole discretion.

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         (p)      "Actuarially   Reduced"   shall  mean  the  present  value  of
                  Participant's Retirement Benefit as set forth in Item 3(a) of his or her Plan Agreement at the time of Participant's Early Retirement Date using a discount rate as determined by the Committee in its sole and absolute discretion not to exceed the Monthly Average of the Composite Yield on Seasoned Corporate Bonds as published by Moody's Investors Services, Inc. or its successor as stated for the month of October preceding December 31 of the year immediately prior to the date of Early Retirement.

         (q)      "Change  in  Control"   shall  mean  a  Buyout,   Merger,   or
                  Substantial Change in Ownership.

         (r) "Buyout" shall mean a transaction or series of related transactions by which the Bank or Holding Company is sold, either through the sale of a Controlling Interest in the Bank's or Holding Company's voting stock or through the sale of substantially all of the Bank's or Holding Company's assets, to a party not having a Controlling Interest in the Bank's or Holding Company's voting stock.

         (s) "Merger" shall mean a transaction or series of transactions wherein the Bank or Holding Company is combined with another business entity, and after which the persons or entities who had owned, either directly or indirectly, a Controlling Interest in the Bank's or Holding Company's voting stock own less than a Controlling Interest in the voting stock of the combined entity.

         (t) "Substantial Change in Ownership" shall mean a transaction or series of transactions in which a Controlling Interest in the Bank or Holding Company is acquired by or for a person or business entity, either of which did not own, either directly or indirectly, a Controlling Interest in the Bank or Holding Company. The above shall not apply to stock purchased by any tax-qualified employee stock ownership plan or other such type of benefit plan sponsored by the Bank or any company affiliated with the Bank.

         (u) "Controlling Interest" shall mean ownership, either directly or indirectly, of more than twenty percent (20%) of the Bank's or Holding Company's voting stock.

         (v) "Good Reason" shall mean (1) a demotion in the executive's functional position, or the assignment to the executive of duties or responsibilities which are materially inconsistent with his or her experience and skills; or (2) a material breach of this Plan by the Bank, provided the Bank has not remedied such breach within thirty (30) days of receipt of written notice of such breach.

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         (w)      "Subsidiary"  shall mean any  business  organization  in which
                  Trustmark National Bank, Jackson, Mississippi, directly or indirectly, owns an interest, excluding ownership interests Trustmark National Bank, Jackson, Mississippi may hold in their fiduciary capacities as trustee or otherwise, and any other business organization that the Board of Directors designates as a Subsidiary for purposes of this Plan.

         (x)      "Holding Company" shall mean Trustmark Corporation.

1.2 Construction. The masculine gender when used herein shall be deemed to include the feminine gender, and the singular may include the plural unless the context clearly indicates to the contrary. The words "hereof", "herein," "hereunder", and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or section. Whenever the words "Article" or "Section" are used in this Plan, or a cross-reference to an "Article" or "Section" is made, the Article or Section referred to shall be an Article or Section of this Plan unless otherwise specified.

                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION

2.1 Eligibility. In order to be eligible for participation in the Plan, an Employee must be selected by the Committee in the year in which the Employee is eligible to participate and in each succeeding year thereafter as hereinafter provided. The Committee, in its sole and absolute discretion, shall determine eligibility for participation in accordance with the purposes of the Plan.

2.2 Participation. After being selected by the Committee to participate in this Plan, an Employee shall, as a condition precedent to participation herein, complete and return to the Committee a duly executed Plan Agreement agreeing to the terms and conditions thereof. Such Plan Agreement shall be completed and returned to the committee at the time specified thereby and comply with such further conditions as may be established and in the sole discretion of the Committee.

                                   ARTICLE III

                                  DEATH BENEFIT

3.1 Amount and Payment of Death Benefit. If a Participant dies before Retirement and the Plan is in effect at that time, the Bank will pay or cause to be paid a Death Benefit to such Participant's Beneficiary. The said Death Benefit shall be one hundred percent (100%) of the Participant's Covered Salary as set forth in the Plan Agreement paid monthly for the next twelve (12) months after such death and seventy five percent (75%) of said Participant's Covered Salary paid monthly for the next one hundred and eight (108) months or until the Participant would have been age sixty-five (65), whichever is later. Such payments shall commence effective the first day of the month following the date of death.

         Notwithstanding the immediately preceding paragraph of this Section 3.1, the Bank will pay or cause to be paid the Death Benefit specified therein only if:

         (a) At the time of the Participant's death prior to attaining his or her Normal Retirement Date such Participant was an Employee and had not Retired, or was totally Disabled or on authorized leave of absence;

         (b) The Participant's Plan Agreement had been kept in force throughout the period commencing on the date of such Plan Agreement and ending on the date of his or her death;

         (c) The Participant's death was due to causes other than suicide within two (2) years of the date of his or her original Plan Agreement or within two (2) years of the date of any amendment to his or her Plan Agreement or any subsequent Plan Agreement resulting from additional benefits granted because of an increase in the Participant's Covered Salary; but the Participant's suicide shall relieve the Bank only of its obligation to pay that portion of the Death Benefit that was granted within two (2) years prior to the date of such suicide;

         (d) The Participant's death is determined not to be from a bodily or mental cause or causes, information about which was withheld, or knowingly concealed, or falsely provided by the Participant when requested by the Bank to furnish evidence of good health upon the Participant's enrolling in the Plan or upon an application for an increase in benefits because of an increase in Participant's Covered Salary; and

         (e) Proof of death in such form as determined acceptable by the Committee is furnished.

3.2 Total Disability. If a Participant becomes totally Disabled before attaining Normal Retirement and subsequently dies before Retirement, the Death Benefit provided in this Article III shall be paid. If a Participant Retires after becoming Disabled, the Retirement Benefit provided in Article IV shall be paid.

         The determination of what constitutes total Disability and the removal thereof for purposes of the Article III, shall be made by the Committee, in its sole and absolute discretion, and such determination shall be conclusive. Among other factors that the Committee will consider are:

         (a) Such Disability was not either intentionally self-inflicted or caused by illegal or criminal acts of the Participant;

         (b) The Participant was an Employee at the time he or she became totally Disabled (or was then on authorized leave of absence); and

         (c) The Participant's Plan Agreement has been kept in force until the time of such total Disability.

                                   ARTICLE IV

                               RETIREMENT BENEFIT

4.1 Normal Retirement. If a Participant has remained an Employee until his or her Normal Retirement Date and shall then Retire, and if the Plan and his or her Plan Agreement have been kept in force, the Bank shall pay or cause to be paid to such Participant, as a Retirement Benefit (herein so called), the amount per month specified in his or her Plan Agreement as a Retirement Benefit. Payment of such monthly amount shall commence on the Participant's Normal Retirement Date and shall continue for the life of the Participant. If such Participant shall die before receiving one hundred and twenty (120) monthly payments, the Retirement Benefit will be continued to the Participant's Beneficiary as set forth in the Beneficiary Designation until the balance of the one hundred and twenty (120) monthly payments has been paid to the Participant and his or her Beneficiary.

4.2 Early Retirement. The Committee, in its sole and absolute discretion, may permit a Participant to receive an Early Retirement Benefit commencing as of the first day of any month coincident with or following the Participant's Early Retirement Date, but before the attainment of his or her Normal Retirement Date. In such event, the Participant's monthly Early Retirement Benefit shall be the Retirement Benefit set forth in his or her Plan Agreement Actuarially Reduced to the Participant's Early Retirement Date. The said reduced monthly amount, payable for life shall be the only benefit to which such Participant is entitled. If Participant shall die before receiving one hundred and twenty (120) installments after commencement of the Early Retirement Benefit, said amount will be continued to Participant's Beneficiary as set forth in the Beneficiary Designation until a total of one hundred and twenty (120) installments has been paid to the Participant and his or her Beneficiary.

4.3 Post Retirement Death Benefit. If a Participant dies after Retirement but before the applicable Retirement Benefit is paid in full, the unpaid Retirement Benefit payments to which such Participant is entitled shall continue and be paid to that Participant's Beneficiary.

         Such payments shall be made in accordance with the payment schedule to that Participant pursuant to Sections 4.1 of the Plan.

4.4 Exclusivity of Post Retirement Death Benefit. No Death Benefit as defined in Article III shall be paid to the Beneficiary of a Participant who dies after Retirement.

4.5 Accrual of Retirement Benefit. A Participant who ceases to be an Employee before completion of one (1) full year of participation in the Plan, except as a result of death, Retirement, total Disability within the meaning of Section 3.5, or Just Cause at any time shall not be entitled to any benefits hereunder and the Bank shall have no obligation hereunder to such Participant.

4.6 Deferred Termination Benefit. A Participant who ceases to be an Employee after the completion of one (1) full year of participation in the Plan shall receive a portion of his or her monthly Retirement Benefit upon the earlier of (i) the Participant's death or (ii) attainment of his or her Normal Retirement Date. Said portion shall be the monthly amount of the Retirement Benefit set forth in the Participant's Plan Agreement multiplied by a fraction, not to exceed one (1), the numerator of which is the number of whole years said Employee was a Participant in the Plan and the denominator of which is ten (10). The resulting reduced monthly amount shall be the only benefit to which such Participant is entitled. The reduced monthly amount will be payable for life, if Participant so survives, at the attainment of the Participant's Normal Retirement Date. If such Participant shall die before receiving one hundred and twenty
         (120) monthly payments, the reduced amount will be continued to the Participant's Beneficiary as set forth in the Beneficiary Designation until the balance of the one hundred and twenty (120) monthly payments has been paid to the Participant and his or her Beneficiary.

         If Participant dies before attainment of his or her Normal Retirement Date, the reduced monthly amount will be paid to Participant's Beneficiary as set forth in Participant's Beneficiary Designation for one hundred and twenty (120) months. Such payments shall commence effective the first day of the month following the date of death.

                                    ARTICLE V

                                   BENEFICIARY

         A Participant shall designate his or her Beneficiary to receive benefits under the Plan and his or her Plan Agreement by completing the Beneficiary Designation. If more than one Beneficiary is named, the shares and/or precedence of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by submitting to the Committee a new Beneficiary Designation. The Beneficiary Designation must be approved in writing by the Bank; however, upon the Bank's acknowledgment of approval, the effective date of the Beneficiary Designation shall be the date it was executed by the Participant. If the Bank has any doubt as to the proper Beneficiary to receive payments hereunder, it shall have the right to withhold such payments until the matter is finally adjudicated. Any payment made by the Bank in good faith and in accordance with the provisions of this Plan and a Participant's Plan Agreement and Beneficiary Designation shall fully discharge the Bank from all further obligations with respect to such payment.

                                   ARTICLE VI

                               SOURCE OF BENEFITS

6.1 Benefits Payable from General Assets. Amounts payable hereunder shall be paid exclusively from the general assets of the Bank, and no person entitled to payment hereunder shall have any claim, right, security interest, or other interest in any fund, trust, account, or other asset of the Bank that may be looked to for such payment. The Bank's liability for the payment of benefits hereunder shall be evidenced only by this Plan and each Plan Agreement entered into between the Bank and a Participant.

6.2 Investments to Facilitate Payment of Benefits. Although the Bank is not obligated to invest in any specific asset or fund in order to provide the means for the payment of any liabilities under this Plan, the Bank may elect to do so and, in such event, no Participant shall have any interest whatever in such asset or fund. As a condition precedent to the Bank's obligation to provide any benefits, including incremental increases in benefits, under this Plan, the Participant shall, if so requested by the Bank, provide evidence of insurability at standard and other rates, in such amounts, and with such insurance carrier or carriers as the Bank may require, including the results and reports of previous Bank and other insurance carrier physical examinations, taking such additional physical examinations as the Bank may request, and taking any other action that the Bank may request. If a Participant is requested to and does not or cannot provide evidence of insurability as specified in the immediately preceding sentence, then the Bank shall have no further obligation to such Participant under this Plan, and such Participant's Plan Agreement shall terminate, except as to benefits previously granted. Notwithstanding the foregoing, if a Participant cannot provide evidence of insurability at standard rates or for the amounts initially contemplated in connection with his or her participation in the Plan, the Bank may, at its discretion, permit the Participant to participate herein for such benefits and upon such deferral of his or her compensation as the Bank may, in its sole discretion, deem appropriate.

         The Participant also understands and agrees that his or her participation, in any way, in the acquisition of any such insurance policy or any other general asset by the Bank shall not constitute a representation to the Participant, his designated recipient, or any person claiming through the Participant that any of them has a special or beneficial interest in such general asset.

6.3 Bank Obligation. The Bank shall have no obligation of any nature whatsoever to a Participant under this Plan or a Participant's Plan Agreement, except otherwise expressly provided herein and in such Plan Agreement.

6.4 Withholding of Information, Etc. If, in connection with a Participant's enrolling in or applying for incremental benefit increases under the Plan, the Bank requests the Participant to furnish evidence of insurability, the Participant dies, and it is determined that the Participant withheld, knowingly concealed, or knowingly provided false information about the bodily or mental condition or conditions that caused the Participant's death, the Bank shall have no obligation to provide the benefits contracted for on the basis of such withholding, concealment, or false information.

                                   ARTICLE VII

                            TERMINATION OF EMPLOYMENT

         Neither this Plan nor a Participant's Plan Agreement, either singly or collectively, in any way obligate the Bank to continue the employment of a Participant with the Bank nor does either limit the right of the Bank at any time and for any reason to terminate the Participant's employment. Termination of a Participant's employment with the Bank for any reason, whether by action of the Bank, shall immediately terminate his or her participation in this Plan and his or her Plan Agreement, and all further obligations of either party thereunder, except as may be provided in Section 4.6 and/or Section 9.3. In no event shall this Plan or a Plan Agreement, either singly or collectively, by their terms or implications constitute an employment contract of any nature whatsoever between the Bank and a Participant.

                                  ARTICLE VIII

                          TERMINATION OF PARTICIPATION

8.1 Termination of Participation - General. A Participant reserves the right to terminate his or her participation in this Plan and his or her Plan Agreement at his or her election at any time by giving the Committee written notice of such termination not less than 30 days prior to an anniversary date of the date of execution of his or her Plan Agreement. A Participant's termination shall be effective as soon as administratively convenient after such anniversary date.

8.2 Rights After Termination of Participation. Participants who elect to terminate participation in the Plan after one (1) full year of participation but before eligibility for Retirement will be entitled to the same benefits as a Participant who ceases to be an Employee as described in Section 4.6. Such Participants will not be entitled to a Death Benefit under Article III.

                                   ARTICLE IX

                    TERMINATIONS, AMENDMENTS, MODIFICATION OR

                               SUPPLEMENT OF PLAN

9.1 Termination Amendment, Etc. The Bank reserves the right to terminate, amend, modify or supplement this Plan, wholly or partially, and from time to time, at any time. The Bank likewise reserves the right to terminate, amend, modify, or supplement any Plan Agreement, wholly or partially, from time to time. Such right to terminate, amend, modify, or supplement this Plan or any Plan Agreement shall be exercised for the Bank by the Committee; provided, however, that:

         (a) No action to terminate this Plan or a Plan Agreement shall be taken except upon written notice to each Participant to be affected thereby, which notice shall be given not less than thirty (30) days prior to such action; and

         (b) The Committee shall take no action to terminate this Plan or a Plan Agreement with respect to a Participant or his or her Beneficiary after the payment of any benefit has commenced in accordance with Article III or Article IV but has not been completed.

9.2 Rights and Obligations Upon Termination. Upon the termination of this Plan or any Plan Agreements, by either the Committee or a Participant in accordance with the provisions for such termination, neither this Plan nor the Plan Agreement shall be of any further force and effect, and no party shall have any further obligation under either this Plan or any Plan Agreement so terminated except as may be provided for in
         Section 4.6, Section 9.3, or the provisions of this Article IX.

9.3 Rights and Obligations Upon Termination as Result of "Change of Control". In the event the Bank or Holding Company should undergo a Change of Control to  another  corporation,  firm or person and
         within   three  (3)  years  of  such   Change  of  Control   such
         corporation, firm or person takes action to terminate this Plan or a Participant in the Plan or if the executive resigns for Good Reason such Participant will, nevertheless, be entitled to a portion of his or her monthly Retirement Benefit upon the earlier of (i) the Participant's death or (ii) attainment of his or her Normal Retirement Date. Said portion shall be the monthly amount of the Retirement Benefit set forth in the Participant's Plan Agreement multiplied by a fraction, not to exceed one (1), the numerator of which is the number of whole years said Employee was a Participant in the Plan plus five (5) additional years and the denominator of which is ten
         (10). The resulting reduced monthly amount shall be the only benefit to which such Participant is entitled. The reduced monthly amount will be payable for life, if Participant so survives, at the attainment of the Participant's Normal Retirement Date. If such Participant shall die before receiving one hundred and twenty (120) monthly payments, the reduced amount will be continued to the Participant's Beneficiary as set forth in the Beneficiary Designation until the balance of the one hundred and twenty (120) monthly payments has been paid to the Participant and his or her Beneficiary. If Participant dies before attainment of his or her Normal Retirement Date, the reduced monthly amount will be paid to Participant's Beneficiary as set forth in Participant's Beneficiary Designation for one hundred and twenty (120) months. Such payments shall commence effective the first day of the month following the date of death.

9.4 Revocation. In the event Participant is discharged for Just Cause at any time, this Plan and his or her Plan Agreement shall be terminated and considered null and void with neither the Participant nor Participant's Beneficiary having any claim or right against Bank thereafter.

                                    ARTICLE X

                          OTHER BENEFITS AND AGREEMENTS

         The benefits provided for a Participant and his or her Beneficiary hereunder and under such Participant's Plan Agreement are in addition to any other benefits available to such Participant under any other program or plan of the Bank for its Employees, and, except as may otherwise be expressly provided for, this Plan and Plan Agreements entered into hereunder shall supplement and shall not supersede, modify, or amend any other program or plan of the Bank or a Participant. Moreover, benefits under this Plan and Plan Agreements entered into hereunder shall not be considered compensation for the purpose of computing deferrals or benefits under any plan maintained by the Bank that is qualified under section 401 (a) of the Internal Revenue Code of 1954, as amended.

                                   ARTICLE XI

                     RESTRICTIONS ON ALIENATION OF BENEFITS

         No right or benefit under this Plan or a Plan Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder or under any Plan Agreement shall in any manner be liable for or subject to the debts, contract, liabilities, or torts of the person entitled to such benefit. If any Participant or Beneficiary under this Plan or a Plan Agreement should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right to a benefit hereunder or under any Plan Agreement, then such right or benefit shall, in the discretion of the Committee, terminate, and, in such event, the Committee shall hold or apply the same or any part thereof for the benefit of such Participant or Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the Committee, in its sole and absolute discretion, may deem proper.

                                   ARTICLE XII

                           ADMINISTRATION OF THIS PLAN

12.1 Appointment of Committee. The general administration of this Plan, and any Plan Agreements executed hereunder, as well as construction and interpretation thereof, shall be vested in the Committee, the number and members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. Any such member of the Committee may resign by notice in writing filed with the secretary of the Committee. Vacancies shall be filled promptly by the Board of Directors but any vacancies remaining unfilled for ninety days may be filled by a majority vote of the remaining members of the Committee. Each person appointed a member of the Committee shall signify his or her acceptance by filing a written acceptance with the secretary of the Committee.

12.2 Committee Officials. The Board of Directors shall designate one of the members of the Committee as chairman and shall appoint a secretary who need not be a member of the Committee. The secretary shall keep minutes of the Committee's proceedings and all data, records and documents relating to the Committee's administration of this Plan and any Plan Agreements executed hereunder. The Committee may appoint from its number such subcommittees with such powers as the Committee shall determine and may authorize one or more of its members or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.

12.3 Committee Action. All resolutions or other actions taken by the Committee shall be by the vote of a majority of those members present at a meeting at which a majority of the members are present, or in writing by all the members at the time in office if they act without a meeting.

12.4 Committee Rules and Powers - General. Subject to the provisions of this Plan, the Committee shall from time to time establish rules, forms, and procedures for the administration of this Plan, including Plan Agreements. The Committee shall have the exclusive right to determine, among other matters, (i) total Disability with respect to a Participant and (ii) the degree thereof, either or both determinations to be made on the basis of such medical and/or other evidence that the Committee, in its sole and absolute discretion, may require. Such decisions, actions, and records of the Committee shall be conclusive and binding upon the Bank and all person having or claiming to have any right or interest in or under this Plan.

12.5 Reliance on Certificate, etc. The members of the Committee and the officers and directors of the Bank shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for the Bank.

12.6 Liability of Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee, or for any act or omission on his or her own part, excepting only his or her own willful misconduct. The Bank shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his or her membership on the Committee, excepting only expenses and liabilities arising out of his or her own willful misconduct. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought, or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled as a matter of law.

12.7 Determination of Benefits. In addition to the powers hereinabove specified, the Committee shall have the power to compute and certify, under this Plan and any Plan Agreement, the amount and kind of benefits from time to time payable to Participants and their Beneficiaries, and to authorize all disbursements for such purposes.

12.8 Information to Committee. To enable the Committee to perform its functions, the Bank shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require.

12.9 Manner and time of Payment of Benefits. The Committee shall have the power, in its sole and absolute discretion, to change the manner and time of payment of benefits to be made to a Participant or his or her Beneficiary from that set forth in the Participant's Plan Agreement if requested to do so by such Participant or Beneficiary.

                                  ARTICLE XIII

                      NAMED FIDUCIARY AND CLAIMS PROCEDURE

13.1 Named Fiduciary. The named Fiduciary of the Plan for purposes of the claims procedure under this Plan is the Chief Financial Officer.

13.2 Right to Change Named Fiduciary. The Bank shall have the right to change the Named Fiduciary created under this Plan. The Bank shall also have the right to change the address and telephone number of the Named Fiduciary. The Bank shall give the Participant written notice of any change of the Named Fiduciary, or any change in the address and telephone number of the Named Fiduciary.

13.3 Procedure for Claims. Benefits shall be paid in accordance with the provisions of this Plan. The Participant, or a designated recipient, or any other person claiming through the Participant (hereinafter collectively referred to as the "Claimant") shall make a written request for the benefits provided under this Plan. This written claim shall be mailed or delivered to the Named Fiduciary.

13.4 Notification of Denial of Claim. If the claim is denied, either wholly or partially, notice of the decision shall be mailed to the Claimant within a reasonable time period. This time period shall not exceed more than 90 days after the receipt of the claim by the Named Fiduciary.

13.5 Procedure if Claim Denied. The Named Fiduciary shall provide a written notice to every Claimant who is denied a claim for benefits under this Plan. The notice shall set forth the following information:

         (a)      the specific reasons for the denial;

         (b) the specific reference to pertinent plan provisions on which the denial is based;

         (c) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

         (d)      appropriate   information   and   explanation  of  the  claims
                  procedure under this Agreement so to permit the Claimant to submit his claim for review.

13.6 Procedure for Appeal by Claimant. The claims procedure under this Plan shall allow the Claimant a reasonable opportunity to appeal a denied claim and to get a full and fair review of that decision from the Named Fiduciary.

         (a) The Claimant shall exercise his right of appeal by submitting a written request for a review of the denied claim to the Named Fiduciary. This written request for review must be submitted to the Named Fiduciary within sixty (60) days after receipt by the Claimant of the written notice of denial.

         (b) The Claimant shall have the following rights under this appeal procedure:

                  (1) to request a review upon written application to the Named Fiduciary;

                  (2) to review pertinent documents with regard to the Participant's benefit plan created under this Plan;

                  (3)      the right to submit issues and comments in writing;

                  (4) to request an extension of time to make a written submission of issues and comments; and

                  (5) to request that a hearing be held to consider Claimant's appeal.

13.7 Procedure for Decision to Review Appeal. The decision on the review of the denied claim shall promptly be made by the Named Fiduciary:

         (a) within sixty (60) days after the receipt of the request for review if no hearing is held; or

         (b) within one hundred and twenty (120) days after the receipt of the request for review, if an extension of time is necessary in order to hold a hearing.

                  (1) If an extension of time is necessary in order to hold a hearing, the Named Fiduciary shall give the Claimant written notice of the extension of time and of the hearing. This notice shall be given prior to any extension.

                  (2) The written notice of extension shall indicate that an extension of time will occur in order to hold a hearing on Claimant's appeal. The notice shall also specify the place, date, and time of that hearing and the Claimant's opportunity to participate in the hearing. It may also include any other information the Named Fiduciary believes may be important or useful to the Claimant in connection with the appeal.

13.8 Discretion of Fiduciary for Hearing. The decision to hold a hearing to consider the Claimant's appeal of the denied claim shall be within the sole discretion of the Named Fiduciary, whether or not the Claimant requests such a hearing.

13.9 Procedure After Review. The Named Fiduciary's decision on review shall be made in writing and provided to the Claimant within the specified time periods in Section 13.7. This written decision on review shall contain the following information:

         (a)      the decision(s);

         (b)      the reasons for the decision(s); and

         (c) specific references to the Plan provisions of the Plan on which the decision(s) is/are based.

                                   ARTICLE XIV

                         ADOPTION OF PLAN BY SUBSIDIARY,

                       AFFILIATED OR ASSOCIATED COMPANIES

         Any corporation that is a Subsidiary may, with the approval of the Board of Directors, adopt this Plan and thereby come within the definition of Bank in Article I hereof.

                                   ARTICLE XV

                                  MISCELLANEOUS

15.1 Execution of Receipts and Releases. Any payment to any Participant, a Participant's legal representative, or Beneficiary in accordance with the provisions of this Plan or Plan Agreement executed hereunder shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Bank. The Bank may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefore in such form as it may determine.

15.2 No Guarantee of Interests. Neither the Committee nor any of its members guarantees the payment of any amounts which may be or become due to any person or entity under this Plan or any Plan Agreement executed hereunder. The liability of the Bank to make any payment under this Plan or any Plan Agreement executed hereunder is limited to the then available assets of the Bank.

15.3 Bank Records. Records of the Bank as to a Participant's employment, termination of employment and the reason therefor authorized leaves of absence, and compensation shall be conclusive on all persons and entities, unless determined to be incorrect.

15.4     Evidence.  Evidence  required  of anyone  under  this Plan and any Plan
         Agreement executed hereunder may be by certificate, affidavit, document, or other information which the person or entity acting on it considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

15.5 Notice. Any notice which shall be or may be given under this Plan or a Plan Agreement executed hereunder shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Bank, such notice shall be addressed to the Bank at:

                  Trustmark National Bank, Jackson, Mississippi
                                     Box 291
                           Jackson, Mississippi 39205

         marked to the attention of the Secretary, Administrative Committee, Executive Deferral Plan; or, if notice to a Participant, addressed to the address shown on such Participant's Plan Agreement.

15.6 Change of Address. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

15.7 Effect of Provisions. The provisions of this Plan and of any Plan Agreement executed hereunder shall be binding upon the Bank and its successors and assigns, and upon a Participant, his or her Beneficiary, assigns, heirs, executors, and administrators.

15.8 Headings. The titles and headings of Articles and Sections are included for convenience of reference only and are not to be considered in the construction of the provisions hereof or any Plan Agreement executed hereunder.

15.9 Governing Law. All questions arising with respect to this Plan and any Plan Agreement executed hereunder shall be determined by reference to the laws of the State of Mississippi, as in effect at the time of their adoption and execution, respectively.